UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2011

Republic Airways Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-49697	06-1449146
(Commission File Number)	(IRS Employer Identification No.)

8909 Purdue Road
Suite 300
Indianapolis, IN 46268
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 484-6000

None.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

At Republic Airways Holdings Inc.’s Annual Meeting of Stockholders held on June 2, 2011, four proposals were voted upon by the Company’s stockholders. A description of the proposals and a tabulation of the votes follows:

1.           To elect seven directors to hold office until the 2012 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified.  All seven nominees were elected:

Name	For Nominee	Authority Withheld From Nominee	Broker Non-Votes
Bryan K. Bedford	30,001,425	917,176	0
Lawrence J. Cohen	29,921,952	996,649	0
Neal S. Cohen	30,040,772	877,829	0
Douglas J. Lambert	30,162,688	755,913	0
Mark L. Plaumann	30,219,955	698,646	0
Richard P. Schifter	30,281,528	637,073	0
David N. Siegel	30,039,873	878,728	0

2.           The advisory (nonbinding) vote to approve named executive officer compensation:

For	Against	Abstain	Broker Non-Votes
30,151,052	709,223	58,326	10,357,285

3.           Advisory (nonbinding) vote on the frequency of an advisory stockholder vote to approve named executive officer compensation:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
28,847,856	39,642	1,988,343	42,760	10,357,285

4.           To ratify the appointment of Deloitte & Touche LLP as independent registered public accountants for the Company for the year ending December 31, 2011:

For	Against	Abstain	Broker Non-Votes
40,264,694	955,097	56,095	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC AIRWAYS HOLDINGS INC.

By:	/s/ Timothy P. Dooley
Name: Timothy P. Dooley
Title: Senior Vice President, Chief Financial Officer, Treasurer and Secretary

Dated: June 6, 2011